Exhibit 99.1
Media Contact:
Michael D. Porcelain, President and Chief Operating Officer
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR ITS FISCAL 2020 SECOND QUARTER AND
UPDATES FISCAL 2020 GUIDANCE

Melville, New York – March 4, 2020 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the second fiscal quarter ended January 31, 2020 and updated its fiscal 2020 guidance.

Fiscal 2020 Second Quarter Highlights

•	Net sales for the second quarter of fiscal 2020 were $161.7 million.

•
Bookings during the second quarter of fiscal 2020 were $151.6 million, with a company-wide book-to-bill ratio of 0.94. Backlog as of January 31, 2020 was $638.3 million. When adding Comtech's backlog and the total unfunded value of certain multi-year contracts that Comtech has received and for which it expects future orders, its revenue visibility approximates $1.0 billion.

•
During the second quarter, Comtech was awarded several large contracts, including: a 10-year, $211.0 million IDIQ contract to provide next generation troposcatter systems for end use by the U.S. Marine Corps, with initial funding received to-date of $13.4 million; a multi-year contract extension totaling an estimated $14.2 million to provide enhanced 911 services to a tier one U.S. wireless telecommunications carrier; a contract valued at more than $8.8 million for Ka-band solid-state amplifiers to be used in an in-flight connectivity satcom application; and a contract worth $6.6 million to upgrade a next generation 911 system for a New England state.

•
On a GAAP basis, second quarter fiscal 2020 operating income was $6.2 million, net income was $3.5 million and net income per diluted share ("EPS") was $0.14. During the second quarter, Comtech's operating income was impacted by $6.0 million of acquisition plan expenses and a $0.3 million benefit from the reversal of certain estimated contract settlement costs. As shown in the table below, excluding those acquisition plan expenses, the benefit from the reversal of certain estimated contract settlement costs and the net discrete tax expense during the quarter, Non-GAAP EPS was $0.32. Non-GAAP EPS is a non-GAAP financial measure which is reconciled to the most directly comparable GAAP financial measure below.

•
Adjusted EBITDA for the second quarter of fiscal 2020 was $21.2 million, or 13.1% of consolidated net sales. Adjusted EBITDA is a non-GAAP financial measure which is reconciled to the most directly comparable GAAP financial measure and is more fully defined below.

•
In late January 2020, Comtech announced the completion of its acquisition of CGC Technology Limited ("CGC") for approximately $23.7 million. CGC is a leading provider of high precision full motion fixed and mobile X/Y satellite tracking antennas, reflectors, radomes and other ground station equipment around the world. With significant growth in low Earth orbit ("LEO") and medium Earth orbit ("MEO") satellite constellations expected, the acquisition adds another growth dynamic to Comtech and brings established relationships with several top-tier European aerospace companies and other government entities.

•
In January 2020, Comtech announced its highly strategic acquisition of Gilat Satellite Networks Ltd. ("Gilat") in a cash and stock transaction, resulting in an enterprise value of approximately $532.5 million. Each Gilat ordinary share will be converted into the right to receive consideration of $7.18 in cash, without interest, plus 0.08425 of a share of Comtech common stock, with cash payable in lieu of fractional shares. Gilat is a worldwide leader in satellite networking technology, solutions and services, with market leading positions in the satellite ground station and in-flight connectivity solutions markets and deep expertise in operating large network infrastructures. The transaction is subject to customary closing conditions including, among others, the approval of Gilat’s shareholders and the expiration of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976.

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In commenting on Comtech’s performance for the second quarter of fiscal 2020, Fred Kornberg, Chairman of the Board and Chief Executive Officer, noted, "Our operating results for the second quarter were solid, with strong performance on the bottom line. Despite the sudden and unexpected deterioration in macroeconomic and business conditions caused by the coronavirus, Comtech performed admirably well and we continue to track a number of large strategic orders that bode well for our future." Mr. Kornberg added, "We are very excited about our recently announced acquisitions and our attention is firmly focused on carefully planning our acquisition integration efforts and positioning the combined companies for a strong fiscal 2021, as we wait for general business conditions to improve."

Updated 2020 Fiscal Year Financial Targets

Comtech’s Updated 2020 Fiscal Year Financial Targets reflect its assumption that the sudden and unexpected deterioration in macroeconomic and business conditions caused by the coronavirus are temporary and that conditions will significantly improve during the second half of Comtech’s fiscal 2020. To-date, the largest business impact of the coronavirus has been felt in Comtech's satellite ground station technologies product line which has and continues to experience order delays with many of its sales and marketing personnel unable to meet with potential customers. The rest of Comtech's product lines have yet to be impacted and Comtech is in active negotiations with two large public safety agencies for multi-year next-generation 911 contracts that it hopes will be awarded soon. However, there remains significant uncertainty and if current poor business conditions including travel restrictions and order delays continue longer than expected, fiscal 2020 deliveries and or opportunities in Comtech’s pipeline could shift into fiscal 2021.

•	Comtech's consolidated net sales target is now approximately $712.0 million, as compared to the prior range of $712.0 million to $732.0 million.

•
Comtech's Adjusted EBITDA goal is now $99.0 million as compared to the prior range of $99.0 million to $103.0 million. Comtech's Adjusted EBITDA goal reflects a target of approximately 14.0% of its target consolidated net sales.

•
Despite incurring $8.4 million of acquisition plan expenses and a $32,000 benefit related to the reversal of certain estimated contract settlement costs in the first half of fiscal 2020, as well as an additional $3.6 million of such costs expected during the third quarter of fiscal 2020, GAAP operating income, as a percentage of consolidated net sales, is expected to approximate 6.0%. Excluding such net expenses, operating income, as a percentage of fiscal 2020 consolidated net sales, is expected to approximate 7.5%.

•
Comtech's interest expense rate (including amortization of deferred financing costs) is now expected to approximate 4.5% and its total interest expense is now expected to approximate $7.0 million. Comtech's current and fiscal 2020 expected cash borrowing rate is approximately 3.5% to 3.75%.

•	Comtech’s effective income tax rate (excluding discrete tax items) for each of the remaining quarters of fiscal 2020 is expected to approximate 23.0%.

•
Comtech’s updated GAAP EPS target for fiscal 2020 is $1.08. This GAAP EPS metric reflects all actual and expected third quarter fiscal 2020 acquisition plan expenses, the benefit from the reversal of certain estimated contract settlement costs and net discrete tax items. Excluding actual and expected third quarter fiscal 2020 acquisition plan expenses, the benefit from the reversal of certain estimated contract settlement costs and net discrete tax items, Non-GAAP EPS is now expected to approximate $1.42, as compared to Comtech's previous targeted range of $1.42 to $1.56.

•
Given Comtech’s current expectations of the economic fallout resulting from the coronavirus, Comtech expects its third quarter consolidated net sales to range from $150.0 million to $155.0 million, with Adjusted EBITDA ranging from $16.0 million to $18.0 million, before significantly rebounding in the fourth quarter of fiscal 2020. As such, Comtech’s fourth quarter of fiscal 2020 is still expected to be the peak quarter - by far - for its consolidated net sales, GAAP operating income, GAAP net income and Adjusted EBITDA. Comtech’s updated fiscal 2020 financial targets reflect several large items expected to be shipped during the second half of fiscal 2020, the timing of which could shift into fiscal 2021.

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Comtech's Updated 2020 Fiscal Year Financial Targets reflect significant uncertainty resulting from the coronavirus. If current poor business conditions including travel restrictions and order delays continue, fiscal 2020 deliveries and or opportunities in Comtech's pipeline could shift into fiscal 2021.

The aforementioned fiscal 2020 financial targets do not include the impact of the pending acquisitions of UHP and Gilat or the impact of any other expense Comtech may incur in order to achieve its strategic objectives.

Additional information about Comtech’s second quarter financial results and Business Outlook for Fiscal 2020 is set forth in Comtech's Quarterly Report on Form 10-Q filed with the SEC today and Comtech’s second quarter investor presentation which is located on its website at www.comtechtel.com.

Conference Call
The Company has scheduled an investor conference call for 4:30 PM (ET) on Wednesday, March 4, 2020. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech website at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (877) 876‑9173 (domestic), or (785) 424‑1667 (international) and using the conference I.D. "Comtech." A replay of the conference call will be available for seven days by dialing (800) 925‑9932 or (402) 220‑5393. In addition, an updated investor presentation, including earnings guidance, is available on the Company's website.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company sells products to a diverse customer base in the global commercial and government communications markets.

Additional Information and Where to Find It
This filing is being made in respect of a proposed business combination involving Comtech and Gilat Satellite Networks Ltd. (“Gilat”). This document does not constitute an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote or approval nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The proposed transaction will be submitted to the shareholders of Gilat for their consideration. Comtech has filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that includes a preliminary prospectus with respect to Comtech’s common stock to be issued in the proposed transaction and a proxy statement of Gilat in connection with the proposed merger of an indirect subsidiary of Comtech with and into Gilat, with Gilat surviving. The registration statement has not yet become effective. The information in the preliminary proxy statement/prospectus is not complete and may be changed. Comtech may not sell the common stock referenced in the proxy statement/prospectus until the Registration Statement on Form S-4 becomes effective. The proxy statement/prospectus will be provided to Gilat shareholders. Comtech and Gilat also plan to file other documents with the SEC regarding the proposed transaction.

This document is not a substitute for any prospectus, proxy statement or any other document that Comtech or Gilat may file with the SEC in connection with the proposed transaction. Investors and security holders of Comtech and Gilat are urged to read the definitive proxy statement/final prospectus and any other relevant documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the proposed transaction.

You may obtain copies of all documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC’s website (www.sec.gov). In addition, investors and security holders will be able to obtain a free copy of the proxy statement/prospectus (when they become available) and other documents filed with the SEC by Comtech on Comtech’s Investor Relations page on Comtech’s web site at www.comtechtel.com or by writing to Comtech, Investor Relations, (for documents filed with the SEC by Comtech), or by Gilat on Gilat’s Investor Relations page on Gilat’s web site at www.Gilat.com or by writing to Gilat, Investor Relations, (for documents filed with the SEC by Gilat).

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Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, among other things: the risk that the acquisitions of UHP and Gilat may not be consummated for reasons including that the conditions precedent to the completion of these acquisitions may not be satisfied or the occurrence of any event, change or circumstance could give rise to the termination of the agreements; the risk that the regulatory approvals will not be obtained; the possibility that the expected synergies from recent or pending acquisitions will not be fully realized, or will not be realized within the anticipated time periods; the risk that the acquired businesses and pending acquisitions will not be integrated with Comtech successfully; the possibility of disruption from the recent or pending acquisitions, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that the Company will be unsuccessful in implementing a tactical shift in its Government Solutions segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products with higher margins; the risks associated with Comtech's evaluation and repositioning of location technologies solutions offering in its Commercial Solutions segment; the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements, including the risks associated with the Company's launch of its HeightsTM Network Platform ("HEIGHTS"); changing customer demands and or procurement strategies; changes in prevailing economic and political conditions; changes in the price of oil in global markets; changes in foreign currency exchange rates; risks associated with the Company's legal proceedings, customer claims for indemnification, and other similar matters; risks associated with the Company’s obligations under its Credit Facility; risks associated with the Company's large contracts; the impact of H.R.1, also known as the Tax Cut and Jobs Act, which was enacted in December 2017 in the U.S.; and other factors described in this and the Company's other filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended January 31,		Six months ended January 31,
	2020	2019	2020	2019

Net sales	$161,654,000	164,133,000	$331,921,000	$324,977,000
Cost of sales	101,052,000	102,888,000	207,752,000	205,963,000
Gross profit	60,602,000	61,245,000	124,169,000	119,014,000

Expenses:
Selling, general and administrative	29,374,000	31,987,000	61,225,000	63,834,000
Research and development	13,740,000	13,983,000	28,601,000	27,193,000
Amortization of intangibles	5,229,000	4,288,000	10,435,000	8,577,000
Settlement of intellectual property litigation	—	(3,204,000)	—	(3,204,000)
Acquisition plan expenses	6,025,000	1,778,000	8,414,000	2,908,000
	54,368,000	48,832,000	108,675,000	99,308,000

Operating income	6,234,000	12,413,000	15,494,000	19,706,000

Other expenses:
Interest expense	1,616,000	2,267,000	3,420,000	4,936,000
Write-off of deferred financing costs	—	—	—	3,217,000
Interest (income) and other	6,000	(51,000)	(71,000)	15,000

Income before provision for income taxes	4,612,000	10,197,000	12,145,000	11,538,000
Provision for income taxes	1,117,000	2,371,000	2,262,000	244,000

Net income	$3,495,000	7,826,000	$9,883,000	$11,294,000

Net income per share:
Basic	$0.14	0.33	$0.40	$0.47
Diluted	$0.14	0.32	$0.40	$0.47

Weighted average number of common shares outstanding – basic	24,659,000	24,034,000	24,607,000	24,017,000

Weighted average number of common and common equivalent shares outstanding – diluted	25,058,000	24,168,000	24,904,000	24,245,000
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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	January 31, 2020	July 31, 2019
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$46,471,000	45,576,000
Accounts receivable, net	147,983,000	145,032,000
Inventories, net	74,064,000	74,839,000
Prepaid expenses and other current assets	21,052,000	14,867,000
Total current assets	289,570,000	280,314,000
Property, plant and equipment, net	27,390,000	28,026,000
Operating lease right-of-use assets, net	33,062,000	—
Goodwill	328,476,000	310,489,000
Intangibles with finite lives, net	264,255,000	261,890,000
Deferred financing costs, net	2,759,000	3,128,000
Other assets, net	4,430,000	3,864,000
Total assets	$949,942,000	887,711,000
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$27,250,000	24,330,000
Accrued expenses and other current liabilities	84,511,000	78,584,000
Operating lease liabilities, current	9,259,000	—
Finance lease and other obligations, current	464,000	757,000
Dividends payable	2,432,000	2,406,000
Contract liabilities	38,929,000	38,682,000
Interest payable	325,000	588,000
Total current liabilities	163,170,000	145,347,000
Non-current portion of long-term debt	158,000,000	165,000,000
Operating lease liabilities, non-current	26,431,000	—
Income taxes payable	2,874,000	325,000
Deferred tax liability, net	18,758,000	12,481,000
Long-term contract liabilities	12,458,000	10,654,000
Other liabilities	17,048,000	18,822,000
Total liabilities	398,739,000	352,629,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $0.10 per share; authorized 100,000,000 shares; issued 39,752,559 shares and 39,276,161 shares at January 31, 2020 and July 31, 2019, respectively	3,975,000	3,928,000
Additional paid-in capital	563,834,000	552,670,000
Retained earnings	425,243,000	420,333,000
	993,052,000	976,931,000
Less:
Treasury stock, at cost (15,033,317 shares at January 31, 2020 and July 31, 2019)	(441,849,000)	(441,849,000)
Total stockholders’ equity	551,203,000	535,082,000
Total liabilities and stockholders’ equity	$949,942,000	887,711,000
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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

Use of Non-GAAP Financial Measures
In order to provide investors with additional information regarding its financial results, this press release contains "Non-GAAP financial measures" under the rules of the SEC. The Company's Adjusted EBITDA is a Non-GAAP measure that represents earnings (loss) before income taxes, interest (income) and other, write-off of deferred financing costs, interest expense, amortization of stock-based compensation, amortization of intangibles, depreciation expense, estimated contract settlement costs, settlement of intellectual property litigation, acquisition plan expenses, facility exit costs and strategic alternatives analysis expenses and other. The Company's definition of Adjusted EBITDA may differ from the definition of EBITDA or Adjusted EBITDA used by other companies and therefore may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by the Company's investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing the Company's performance and comparability of its results with other companies. The Company's Non-GAAP measures for consolidated operating income, net income and net income per diluted share reflect the GAAP measures as reported, adjusted for certain items as discussed below. These Non-GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary to conduct the Company’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. These measures are adjusted as described in the reconciliation of GAAP to Non-GAAP in the below tables, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review the GAAP financial results that are disclosed in the Company’s SEC filings. The Company has not quantitatively reconciled its fiscal 2020 Adjusted EBITDA target to the most directly comparable GAAP measure because items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles and interest expense, which are specific items that impact these measures, have not yet occurred, are out of the Company's control, or cannot be predicted. For example, quantification of stock-based compensation expense requires inputs such as the number of shares granted and market price that are not currently ascertainable. Accordingly, reconciliations to the Non-GAAP forward looking metrics are not available without unreasonable effort and such unavailable reconciling items could significantly impact the Company's financial results.

	Three months ended		Six months ended		Fiscal
	January 31,		January 31,		Year
	2020	2019	2020	2019	2019
Reconciliation of GAAP Net Income to Adjusted EBITDA:
Net income	$3,495,000	7,826,000	$9,883,000	11,294,000	$25,041,000
Provision for income taxes	1,117,000	2,371,000	2,262,000	244,000	3,869,000
Interest (income) and other	6,000	(51,000)	(71,000)	15,000	35,000
Write-off of deferred financing costs	—	—	—	3,217,000	3,217,000
Interest expense	1,616,000	2,267,000	3,420,000	4,936,000	9,245,000
Amortization of stock-based compensation	1,238,000	1,191,000	2,117,000	2,237,000	11,427,000
Amortization of intangibles	5,229,000	4,288,000	10,435,000	8,577,000	18,320,000
Depreciation	2,721,000	2,849,000	5,372,000	5,700,000	11,927,000
Estimated contract settlement costs	(262,000)	3,886,000	(32,000)	3,886,000	6,351,000
Settlement of intellectual property litigation	—	(3,204,000)	—	(3,204,000)	(3,204,000)
Acquisition plan expenses	6,025,000	1,778,000	8,414,000	2,908,000	5,871,000
Facility exit costs	—	—	—	1,373,000	1,373,000
Adjusted EBITDA	$21,185,000	23,201,000	$41,800,000	41,183,000	$93,472,000

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In addition, a reconciliation of Comtech's GAAP consolidated operating income, net income and net income per diluted share to the corresponding non-GAAP measures is shown in the tables below for the three and six months ended January 31, 2020 and 2019, and full year of fiscal 2019:

	January 31, 2020
	Three months ended			Six months ended
	Operating Income	Net Income	Net Income per Diluted Share*	Operating Income	Net Income	Net Income per Diluted Share*
Reconciliation of GAAP to Non-GAAP Earnings:
GAAP measures, as reported	$6,234,000	$3,495,000	$0.14	$15,494,000	$9,883,000	$0.40
Acquisition plan expenses	6,025,000	4,639,000	0.19	8,414,000	6,479,000	0.26
Estimated contract settlement costs	(262,000)	(202,000)	(0.01)	(32,000)	(25,000)	—
Net discrete tax expense (benefit)	—	57,000	—	—	(531,000)	(0.02)
Non-GAAP measures	$11,997,000	$7,989,000	$0.32	$23,876,000	$15,806,000	$0.63

	January 31, 2019
	Three months ended			Six months ended
	Operating Income	Net Income	Net Income per Diluted Share*	Operating Income	Net Income	Net Income per Diluted Share*
Reconciliation of GAAP to Non-GAAP Earnings:
GAAP measures, as reported	$12,413,000	$7,826,000	$0.32	$19,706,000	$11,294,000	$0.47
Estimated contract settlement costs	3,886,000	2,992,000	0.12	3,886,000	2,992,000	0.12
Settlement of intellectual property litigation	(3,204,000)	(2,467,000)	(0.10)	(3,204,000)	(2,467,000)	(0.10)
Acquisition plan expenses	1,778,000	1,369,000	0.06	2,908,000	2,239,000	0.09
Facility exit costs	—	—	—	1,373,000	1,057,000	0.04
Write-off of deferred financing costs	—	—	—	—	2,477,000	0.10
Net discrete tax benefit	—	—	—	—	(2,432,000)	(0.10)
Non-GAAP measures	$14,873,000	$9,720,000	$0.40	$24,669,000	$15,160,000	$0.63

	Fiscal Year
	2019
	Operating Income	Net Income	Net Income per Diluted Share*
Reconciliation of GAAP to Non-GAAP Earnings:
GAAP measures, as reported	$41,407,000	$25,041,000	$1.03
Estimated contract settlement costs	6,351,000	4,874,000	0.20
Settlement of intellectual property litigation	(3,204,000)	(2,459,000)	(0.10)
Facility exit costs	1,373,000	1,054,000	0.04
Acquisition plan expenses	5,871,000	4,506,000	0.19
Write-off of deferred financing costs	—	2,469,000	0.10
Net discrete tax benefit	—	(2,875,000)	(0.12)
Non-GAAP measures	$51,798,000	$32,610,000	$1.34

* Per share amounts may not foot due to rounding.
ECMTL
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